UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 9, 2007

SYMYX TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-27765	77-0397908
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification No.)

3100 Central Expressway		95051
Santa Clara, California		(Zip Code)
(Address of principal executive offices)

(408) 764-2000

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.              Entry into a Material Definitive Agreement.

On August 9, 2007, Symyx Technologies, Inc., a Delaware corporation (the “Company”), entered into a Sale Agreement (the “Agreement”) with Elsevier Inc., a New York corporation, Elsevier Swiss Holdings S.A., a company organized under the laws of Switzerland, Elsevier Japan KK, a company organized under the laws of Japan, Elsevier Limited, a company organized under the laws of England and Wales (“Elsevier UK”), and MDL Information Systems (UK) Limited, a company organized under the laws of England and Wales (“MDL (UK) Limited” and collectively with other entities listed above, the “Sellers”), to acquire all of the outstanding capital stock of MDL Information Systems, Inc., a Delaware corporation, MDL Information Systems AG, a company organized under the laws of Switzerland, MDL Information Systems KK, a company organized under the laws of Japan, and MDL Information Systems (Sweden) AB, a company organized under the laws of Sweden (collectively the “MDL Group Companies”), along with certain assets of Elsevier UK and MDL (UK) Limited, for $123 million in cash, subject to a working capital adjustment as set forth in the Agreement.  The transaction is conditioned upon (1) clearance under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, (2) certain third party consents, (3) the accuracy of the parties’ respective representations and warranties set forth in the Agreement (subject to a materiality standard set forth in the Agreement), (4) the performance in all material respects of the parties’ respective covenants and obligations under the Agreement and (5) other closing conditions specified in the Agreement.  Pending the closing, the Sellers have agreed to cause the MDL Group Companies to operate in the ordinary course of business, and to certain additional limitations on the operation of the business of the MDL Group Companies, including a covenant not to solicit or to enter into discussions with any person or group of persons other the Company concerning any sale, lease or license of the MDL Group Companies.

Under the terms of the Agreement, the Company has agreed to cause the MDL Group Companies to employ at closing all employees of the MDL Group Companies at salaries, annual target bonus amounts and benefits that are substantially comparable in the aggregate to the compensation and benefits available to such employees as of the date of the Agreement.  The Sellers and certain other Elsevier-affiliated companies have agreed not to compete with certain databases and software products of the MDL Group Companies for a period of two years after the closing.  The Agreement also provides that at closing, the Company and Sellers will enter into agreements for transition services, licenses, database access or hosting and contract services for specified periods.  The Agreement provides, subject to specified deductibles and limitations, for indemnification for the parties’ respective breaches of the representations, warranties and covenants set forth in the Agreement, and for taxes and other matters.

The foregoing summary of certain terms of the Agreement does not purport to be complete, and is qualified in its entirety by reference to the Agreement, a copy of which is filed as Exhibit 10.25 hereto and is incorporated herein by reference.   This summary of the terms of the Agreement and the full text of the Agreement included in this Form 8-K are intended to provide you with information regarding the terms of the Agreement, and are not intended to modify or supplement any factual disclosures about the Company or the MDL Group Companies contained in the Company’s public reports filed with the SEC or other public information.  In particular, the foregoing summary and the Agreement are not intended to be, and should not be relied upon as, disclosures regarding any facts and circumstances relating to the Company or the MDL Group Companies. The representations and warranties set forth in the Agreement have been negotiated with the principal purposes of establishing the circumstances in which a party may have the right not to consummate the transactions contemplated by the Agreement (if the representations and warranties of the other party prove to be untrue due to a change in circumstance or otherwise) and allocating risk between the parties, rather than establishing matters as facts.  The representations and warranties may also be subject to a contractual standard of materiality different from those generally applicable to disclosures to stockholders.

Item 8.01.              Other Events.

On August 10, 2007, the Company issued a press release announcing its entry into the Agreement.  The full text of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this report under Item 8.01 (including Exhibit 99.1) is being furnished pursuant to Item 8.01 and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference.

Item 9.01.              Financial Statements and Exhibits

10.25	Sale Agreement by and among Elsevier Inc., Elsevier Swiss Holdings S.A., Elsevier Japan KK, Elsevier Limited and MDL Information Systems (UK) Limited as sellers and Symyx Technologies, Inc. as buyer *
99.1	Press Release of Symyx Technologies, Inc., dated August 10, 2007

*	ALL SCHEDULES AND SIMILAR ATTACHMENTS TO THE SALE AGREEMENT HAVE BEEN OMITTED. COPIES OF SUCH SCHEDULES AND SIMILAR ATTACHMENTS WILL BE FURNISHED SUPPLEMENTALLY TO THE SEC UPON REQUEST.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYMYX TECHNOLOGIES, INC.

Date: August 15, 2007	By:	/s/ Isy Goldwasser
Isy Goldwasser,
Chief Executive Officer
(Principal Executive Officer)

Date: August 15, 2007	By:	/s/ Rex S. Jackson
Rex S. Jackson
Executive Vice President,
General Counsel and
Acting Chief Financial Officer
(Principal Financial and Accounting Officer)

EXHIBIT INDEX

Exhibit Number	Description

10.25	Sale Agreement by and among Elsevier Inc., Elsevier Swiss Holdings S.A., Elsevier Japan KK, Elsevier Limited and MDL Information Systems (UK) Limited as sellers and Symyx Technologies, Inc. as buyer *
99.1	Press Release of Symyx Technologies, Inc., dated August 10, 2007

*	ALL SCHEDULES AND SIMILAR ATTACHEMENTS TO THE SALE AGREEMENT HAVE BEEN OMITTED. COPIES OF SUCH SCHEDULES AND SIMILAR ATTACHMENTS WILL BE FURNISHED SUPPLEMENTALLY TO THE SEC UPON REQUEST.